UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 14, 2005

Andrx Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-31475	65-1013859

(Commission File Number)	(IRS Employer Identification No.)

4955 Orange Drive, Davie, Florida	33314

(Address of Principal Executive Offices)	(Zip Code)

954-584-0300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Grant of RSUs to Certain Named Executive Officers

     On April 14, 2005, the Compensation Committee authorized the grant of two restricted stock unit awards (“RSUs”), with each unit representing the right to acquire one share of Andrx Group common stock to certain key employees. One RSU award vests in seven equal annual installments beginning one-year from the date of grant (the “Long-Term Incentive Award”). The other vests entirely on the fourth anniversary of the date of grant, but is subject to acceleration, in whole or in part, if Andrx meets certain future financial performance criteria (the “Performance-Based Award”). Grants to the executives who will be Named Executive Officers in Andrx’s 2005 proxy statement, and who received the RSU awards are as follows:

			Total RSUs
	Long-Term	Performance-	Awarded on
Named Executive Officer	Incentive Award	Based Award	April 14, 2005
Thomas P. Rice Andrx Corporation CEO	40,000	10,000	50,000

Angelo C. Malahias Andrx Corporation President	25,000	6,250	31,250

Scott Lodin Andrx Corporation EVP and General Counsel	20,000	5,000	25,000

Lawrence Rosenthal, Andrx Pharmaceuticals, Inc. President	20,000	5,000	25,000

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.98	Summary of RSU Awards to Named Executive Officers*

*	Management Compensation Plan or Arrangement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDRX CORPORATION
Date: April 18, 2005	By:	/s/ Angelo C. Malahias
Angelo C. Malahias
President

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